Exhibit 10.7
SECOND AMENDMENT TO
TO THE EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to the Executive Employment Agreement (this “Amendment”) is effective as of April 16, 2021 (the “Amendment Effective Date”) by and between Privia Health, LLC (“Privia”) and Thomas Bartrum (“Executive”). Privia and Executive are hereinafter each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, Privia and Executive entered into that certain Executive Employment Agreement dated as of February 13, 2015 (as, amended the “Employment Agreement”) which outlined the terms and conditions of Executives employment by Privia, including but not limited to salary and termination rights;

WHEREAS, in connection with the Privia Health Group, Inc.’s initial public offering, Executive may qualify as a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”); and

NOW THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.All capitalized terms used but not defined herein shall have the meanings assigned to them in the Employment Agreement.

2.If as of the date of Executive’s “separation from service” within the meaning of Section 409A, Privia has determined, in its sole discretion, that Executive qualifies as a “specified employee” for purposes of Section 409A and as a result of Executive’s separation from service Executive is entitled to severance or other benefits that constitute deferred compensation under Section 409A (including pursuant to the terms of the Employment Agreement), then to the extent required by Section 409A, no such payments or benefits will be paid or provided to Executive until the earlier of (i) the first day following the six month anniversary of the date of Executive’s separation from service and (ii) the date of Executive’s death.

3.The Parties hereby acknowledge and agree that the change set forth in Section 2 above (a) is voluntary, (b) does not constitute a breach of the Employment Agreement, and (c) does not constitute Good Reason under the Employment Agreement.

4.Except as expressly amended or modified herein, the terms of the Employment Agreement remain in full force and effect. To the extent of any conflict between the terms of this Amendment and those of the Employment Agreement in effect immediately prior to amendment hereby, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

PRIVIA HEALTH, LLC

By:	/s/ Shawn Morris
Name:	Shawn Morris
Title:	Chief Executive Officer

EXECUTIVE
By:	/s/ Thomas Bartrum
Name:	Thomas Bartrum
Title:	General Counsel

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